UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2020

Cadence Bancorporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38058	47-1329858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houson, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 871-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CADE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §230.405).      Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Cadence Bancorporation (the “Company”) held on May 7, 2020, upon the recommendation of the Company’s Board of Directors (the “Board”), stockholders holding a majority of the outstanding shares of the Company’s common stock approved amendments to the Company’s Second Amended and Restated Certificate of Incorporation to (i) declassify the Board of Directors by the 2023 Annual Meeting of Stockholders, (ii) eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws and (iii) eliminate certain obsolete provisions.

The amendments to the Second Amended and Restated Certificate of Incorporation became effective upon the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on May 8, 2020. A copy of the Third Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this filing and incorporated herein by reference.

In connection with the amendments to the Second Amended and Restated Certificate of Incorporation, the Board approved conforming amendments to the Company’s By-laws to (i) declassify the Board of Directors by the 2023 Annual Meeting of Stockholders, (ii) eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws and (iii) eliminate certain obsolete provisions. A copy of the Second Amended and Restated By-laws is filed as Exhibit 3.2 to this filing and incorporated herein by reference.

This description is a summary of the amendments and is qualified in its entirety by reference to the amendments to the Second Amended and Restated Certificate of Incorporation and related amendments to the By-laws, as described in Proposals 2, 3 and 4 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2020.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the Class III director nominees to serve as directors for a three-year term expiring at the 2023 Annual Meeting of Stockholders. The result of the vote taken at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Withhold Authority	Broker Non-Votes
William B. Harrison, Jr.	102,449,290	5,074,576	200,615	11,024,330
Joseph W. Evans	102,501,210	5,147,321	75,950	11,024,330

Proposal 2 – Approval of an amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors by the 2023 Annual Meeting of Stockholders. The stockholders approved the amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors by the 2023 Annual Meeting of Stockholders. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
107,305,940	361,481	57,060	11,024,330

Proposal 3 – Approval of an amendment to the Second Amended and Restated Certificate of Incorporation to eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws. The stockholders approved the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
107,362,806	292,435	69,240	11,024,330

Proposal 4 – Approval of an amendment to the Second Amended and Restated Certificate of Incorporation to eliminate certain obsolete provisions. The stockholders approved the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate certain obsolete provisions. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain
118,515,806	192,094	40,911

Proposal 5 – Advisory Approval of Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2020 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
82,368,811	24,965,082	390,588	11,024,330

Proposal 6 – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accountants for the Year Ending December 31, 2020. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2020. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain
118,482,697	185,819	80,295

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation.

3.2	Second Amended and Restated By-laws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2020	Cadence Bancorporation

	By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
Executive Vice President – General Counsel and Corporate Secretary